EXHIBIT 32.01
                                  CERTIFICATION
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I, Gary D. Halbert, the President of ProFutures, Inc., as General Partner of
ProFutures Diversified Fund, L.P., certify that (i) the Form 10-Q for the quarter ended March 31, 2007 of ProFutures Diversified Fund, L.P. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q for the quarter ended March 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of ProFutures Diversified Fund, L.P.

                          PROFUTURES DIVERSIFIED FUND, L.P.
                          By:  ProFutures, Inc., General Partner

                          By:      /s/ GARY D. HALBERT
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                                   Gary D. Halbert
                                   President
                                   May 15, 2007